Exhibit 10.1

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

This EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT (“At-Will Agreement”) dated as of August 4, 2017, is by and between The ExOne Company, a Delaware corporation (the “Company”), and JoEllen Lyons Dillon (the “Executive”).  Collectively, the Employee and the Company are referred to herein as the “Parties.”

WHEREAS, the Company and the Executive have mutually agreed to terminate the Executive’s current employment agreement, dated March 7, 2013, by mutual amendment, and replace it with this At-Will Agreement, freely negotiated by the Parties, wherein the Executive shall be employed as an at-will employee of the Company, effective as provided herein;

WHEREAS, the Company desires to employ the Executive on an at-will basis and the Executive agrees to such at-will employment with the Company as the Executive Vice President – Strategic Development and Capital Markets, Chief Legal Officer and Corporate Secretary of the Company as more fully articulated herein; and

WHEREAS, the Executive is willing to commit herself to serve the Company, on the terms and conditions herein provided.

In order to effect the foregoing, the Company and the Executive wish to enter into this At-Will Agreement on the terms and conditions set forth below.  Accordingly, in consideration of the premises and the respective covenants and agreements of the Parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
TERMINATION OF MARCH 2013 AGREEMENT AND EXECUTION OF THIS AT-WILL AGREEMENT

Section 1.01.Termination of March 2013 Agreement.  The Parties agree that, contingent upon the Executive’s execution and non-revocation of the release and waiver agreement attached hereto as Exhibit A, and the payments or benefits set forth in this Section 1.01, (1) the March 7, 2013 Employment Agreement (“March 2013 Agreement”) between the Executive and the Company shall be terminated with no further obligations on the part of the Company under the March 2013 Agreement for the payment of any compensation, severance, bonuses, benefits or other remuneration that is, or arguably could be, due and owing to the Executive under the terms of the March 2013 Agreement, except for reimbursable expenses and (2) this At-Will Agreement shall govern the Executive’s continued service with the Company.  This At-Will Agreement shall become effective immediately following the expiration of the revocation period of the release and waiver agreement attached hereto in Exhibit A (the “Effective Date”).  In connection with the foregoing, the Company shall grant or pay the benefits set forth below to the Executive on the later of: two (2) business days after the Company’s Second Quarter 2017 Earnings Conference Call or ten (10) days after the Effective Date:

a.	The Company shall make a one-time cash payment to the Executive in the amount of Two Hundred Forty Thousand and 00/100 Dollars ($240,000.00), less applicable withholdings;
b.

The Company shall grant 15,000 fully vested shares of common stock to the Executive as a Stock Bonus Award under The ExOne Company 2013 Equity Incentive Plan, which shall represent all bonuses and long term incentive plan compensation payable to the Executive for 2017 under the March 2013 Agreement, or under any and all other Company sponsored plans or programs; and

c.	The Company shall make a one-time cash payment to Executive for all accrued but unpaid vacation as of June 30, 2017, as well as all remaining benefits due and owing to the Executive under the March 2013 Agreement, which the Executive acknowledges totals an amount equal to Thirty-Six Thousand, Nine Hundred Twenty-Three and 08/100 Dollars ($36,923.08), less applicable withholdings.

ARTICLE 2
POSITION AND DUTIES

Section 2.01.Position.  The Executive shall be employed by the Company on an at-will basis, meaning that either the Company or the Executive may terminate the employment relationship with or without notice for any reason or no reason at all.  The Executive’s at-will employment shall be effective as of the Effective Date and the Executive’s title shall be Executive Vice President – Strategic Development and Capital Markets, Chief Legal Officer and Corporate Secretary, reporting to the Chief Executive Officer (“CEO”) and in all respects in accordance with the Company’s articles of incorporation and bylaws.

Section 2.02.Duties.  The Executive shall have such responsibilities, powers and duties as may from time to time be prescribed by the CEO, Executive Chairman of the Board of Directors and/or Board of Directors (“Board”); provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in the Executive’s positions at comparable companies or as may be reasonably required by the conduct of the business of the Company.  The Executive owes a duty of loyalty to the Company and, subject to the provisos contained herein, shall devote her full-time efforts to the business and affairs of the Company and its subsidiaries.  The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the CEO; provided, however, that nothing in this At-Will Agreement shall preclude the Executive from managing her personal or family investments or serving as a director of not-for-profit organizations or public company boards, so long as such activities do not create a conflict of interest with the Company or its business endeavors (which the Company acknowledges is the case with respect to the boards on which the Executive currently serves).  The Company agrees to allow the Executive to serve on such boards without use of vacation or time off, provided that such service does not materially interfere with the Executive’s performance of her duties hereunder and the Executive utilizes her international travel to also benefit the Company.

ARTICLE 3
BASE SALARY AND OTHER BENEFITS

Section 3.01.Base Salary.  Effective as of the Effective Date, the Executive’s salary shall be Three Hundred and 00/100 Dollars ($300,000) per annum (the “Base Salary”).  The Base Salary will be payable in accordance with the normal payroll practices of the Company.  Periodically, the Board, Executive Chairman or the CEO shall review the Executive’s job performance and compensation, and if deemed appropriate by the Board, in its discretion, the Executive’s Base Salary may be increased but shall not be decreased; such adjusted Base Salary shall become the new Base Salary.

Section 3.02.Bonuses.  During employment, in addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on such terms established from time to time by the Board or the Compensation Committee of the Board, as applicable.  The Parties acknowledge that the Executive is not entitled to any bonuses for 2017, or any prior year.

Section 3.03.Incentive Plans.  The Executive shall be eligible to participate in any awards under The ExOne Company 2013 Equity Incentive Plan or any other long term incentive compensation plan maintained by the Company on the terms established from time to time by the Board or the Compensation Committee of the Board, as applicable.  The Parties acknowledge that the grant of 15,000 shares of common stock referenced in Section 1.01 represents the Executive’s participation in the The ExOne

Company 2013 Equity Incentive Plan for 2017 and that no further or additional grant is due and owing to, or expected by, the Executive for 2017, or any prior year, under the Company’s incentive plan, the March 2013 Agreement, or otherwise.

Section 3.04.Benefits.  The Executive shall be entitled to participate in all employee benefit and fringe benefit plans and arrangements made available by the Company to its executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement.  The Executive will be entitled to a maximum of four (4) weeks of paid vacation annually, to be utilized in accordance with the Company’s vacation policy.  The Executive acknowledges and agrees that the Company has paid out to the Executive all accrued by unpaid vacation, including vacation accrued through June 30, 2017, under the March 2013 Agreement.  The Executive’s health and welfare benefits shall continue at the same level as under the March 2013 Agreement or at a comparable level as provided, from time to time, to the Company’s executives and key management employees.

Section 3.05.Expenses.  The Company shall reimburse the Executive for all reasonable expenses incurred by her in the course of performing her duties under this At-Will Agreement in accordance with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses (“Reimbursable Expenses”), subject to the Company’s requirements with respect to reporting and documentation of such Reimbursable Expenses.

ARTICLE 4
CHANGE OF CONTROL

Section 4.01.Change-of-Control.

a.

The Company shall include the Executive for participation in any Change-of-Control severance plan if adopted by the Company at a participation level equal to the highest participation level of the executive management team of the Company (excluding the CEO), under the terms and conditions set forth in such Change-of-Control severance plan.  In the event that the Change-of-Control severance plan adopted by the Company provides for an offset of any amount previously paid to any covered person as severance, the Parties acknowledge and agree that the payment made in Section 1.01(a) of this At-Will Agreement shall be considered severance for purposes of such offset under the Change-of-Control severance plan.

b.

In the event that a Change-of-Control, as defined in subsection (d) below, occurs on or before December 31, 2018 and the Executive does not qualify for a benefit under the Change-of-Control severance described in Section 4.01(a) as a result of such Change-of-Control, the Company shall provide the Executive with an amount equal to two times (2X) the Executive’s annual Base Salary, less the amount paid under Section 1.01(a) of this At-Will Agreement, as a Change-of-Control benefit, provided, that within thirty (30) days of the Executive’s termination of employment, the Executive has delivered to the Company a signed waiver and release of claims agreement as contained in Exhibit B, or other version acceptable to the Company, and not revoked such waiver and release agreement as provided for therein, and provided further, that one of the following conditions is met:

1.

The Change-of-Control occurs following termination of employment (i) within six (6) months if termination of employment is initiated by the Executive, for any reason or no reason, prior to December 31, 2017; or (ii) if termination of employment by the Company, within the period up to and including December 31, 2018; or

2.	The Change-of-Control occurs during the Executive’s employment with the Company and the Executive is terminated by the Company for any reason within twelve (12) months following the Change-of-Control.

c.	Such Change-of-Control benefit, shall be paid to the Executive, in a lump sum, less applicable withholdings, as liquidated damages for lost future remuneration, as follows:
1.	If under Section 4.01(b)(1) above, within forty-five (45) days of the date of the Change-of-Control (if the Executive is terminated prior to the Change-of-Control); or
2.	If under Section 4.01(b)(2) above, within forty-five (45) days of the Executive’s termination of employment for any reason following the Change-of-Control.
d.	For purposes of only this Section 4.01(b) of this At-Will Agreement, “Change-of-Control” is defined as:
1.

if any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding securities, whether or not the Board shall have first given its approval of such acquisition; or

2.

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

3.

the consummation of a merger, combination or consolidation of the Company with any other corporation; provided, however, a Change in Control shall not be deemed to have occurred: (i) if such merger, combination or consolidation would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) either directly or indirectly more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) if the corporate existence of the Company is not affected and following the merger or consolidation, the majority of the Directors of the Company prior to such merger or consolidation constitute at least a majority of the Board or the entity that directly or indirectly controls the Company after such merger or consolidation; or

4.	the sale or disposition by the Company of all or substantially all the Company’s assets; or
5.	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or its subsidiaries.

However, in no event shall a Change-of-Control be deemed to have occurred, with respect to the Executive under Section 4.01(b) of this At-Will Agreement, if the Executive is “part of a purchasing group” which consummates the Change-of-Control transaction.  The Executive shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group where her individual participation equals more than a majority (more than 51%) of the voting securities of the purchasing company.

ARTICLE 5
TERMINATION

Section 5.01.Termination.  The Executive’s employment hereunder is on an at-will basis and may be terminated by either the Company or the Executive at any time and for any reason.  The Parties acknowledge and agree that the Executive’s employment under this At-Will Agreement may be brief and that no representations have been made to the Executive by the Company, or any of its officers, directors or representatives with respect to an anticipated duration of an employment under this At-Will Agreement, and further, the Parties each represent and warrant that they have not relied upon this At-Will Agreement to provide any expectation of continued employment for or with the Company.  Upon termination of the Executive’s employment by either Party, the Executive shall be entitled to compensation and benefits through such date of termination.  In the event that either the Executive terminates employment for any reason or no reason at all, or in the event that the Company terminates the Executive’s employment for any reason or no reason at all, and provided that within thirty (30) days of the Executive’s termination of employment, the Executive has delivered to the Company a signed waiver and release of claims agreement as contained in Exhibit B, or other version acceptable to the Company, and not revoked such waiver and release agreement as provided for therein, the Company agrees to provide the Executive post-termination benefits as specified below:

a.

If the Executive’s employment is terminated by the Company on or prior to December 31, 2017, the Executive shall be entitled to salary continuation from the date of termination through December 31, 2017, in accordance with the Company’s normal payroll practices, less applicable withholdings, however, if Executive’s employment is terminated by the Company after December 31, 2017, the Executive shall receive severance in the amount of two (2) weeks of salary for each full year of employment with the Company as of the date of termination, based upon a calculation of service commencing as of the Effective Date, payable in a lump sum, less applicable withholdings, within forty-five (45) days of the Executive’s termination;

b.	A cash payment for all accrued, but unused, vacation pay (commencing as outlined in Section 3.04 herein) through the date of termination;
c.

COBRA health care continuation at the Company’s expense for a period of up to eighteen (18) months following termination of employment or until such earlier date that the Executive is covered under another group health plan;

d.

Immediate acceleration of vesting, upon payment of anticipated withholding tax or other arrangement for payment suitable to the Company, of all outstanding shares of restricted stock awarded under The ExOne Company 2013 Equity Incentive Plan as of the Effective Date;

e.	Reimbursement for Reimbursable Expenses incurred by the Executive prior to the date of termination pursuant to the Company’s policy on reimbursable business expenses; and
f.	Survival of the Change-of-Control provisions provided in Article 4 hereof pursuant to the terms thereof.

The Executive’s entitlement to severance benefits shall be determined hereunder and shall not be payable under any other plan or program, other than severance benefits being paid under a Change-of-Control severance plan or under Article 4 of this At-Will Agreement.

The Executive shall cooperate with the Company to ensure an orderly transition of her responsibilities in connection with a termination of employment.

Section 5.02.Release.  Notwithstanding any other provision hereof, the Executive shall not be required by the release contained in the separation and release agreement attached hereto as Exhibit B to release claims that the Executive may have against the Company for Reimbursable Expenses incurred by her during the course of her employment, claims that arise after the effective date of the waiver and release attached hereto as Exhibit B, any rights the Executive may have to enforce Section 5.01 of this At-Will Agreement or benefits being paid under a Change-of-Control severance plan or under Article 4 of this At-Will Agreement, and claims for which the Executive is entitled to be indemnified under the Company’s charter, by-laws or under applicable law or pursuant to the Company’s directors’ and officer’s liability insurance policies or under the Indemnification Agreement dated March 27, 2013.

ARTICLE 6
CONFIDENTIAL INFORMATION

Section 6.01.Confidential Information and Trade Secrets.  The Executive and the Company agree that certain materials, including, but not limited to, information, data and other materials relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion credit and financial data, manufacturing processes, financial methods, plans or the business and affairs of the Company and its Affiliates, constitute proprietary confidential information and trade secrets.  Accordingly,  the Executive will not at any time during or after the Executive’s employment with the Company disclose or use for the Executive’s  own benefit or purposes or the benefit or purposes of any Person, other than the Company and any of its Affiliates, any proprietary confidential information or trade secrets.  The foregoing obligations imposed by this Section 6.01 will not apply (a) in the course of the business of and for the benefit of the Company, (b) if such information has become, through no fault of the Executive, generally known to the public, or (c) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).  The Executive agrees that upon termination of employment with the Company for any reason, the Executive will immediately return to the Company all memoranda, books, paper, plans, information, letters and other data, and all copies thereof or therefrom, which in any way relate to the business of the Company and its Affiliates.  The Executive further agrees that the Executive will not retain or use for the Executive’s account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or any of its Affiliates.  Nothing in this At-Will Agreement shall limit the Executive’s ability to report potential violations of law to any appropriate governmental authority.

Section 6.02.Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016.  Notwithstanding any other provision of this At-Will Agreement or the provisions contained in any other agreements pertaining to confidentiality that the Executive has signed, the Executive understands that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that (a) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive:  (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

ARTICLE 7
NONCOMPETITION

Section 7.01.Noncompetition.

a.The Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates and accordingly agrees that during the term of the Executive’s employment and for a period of one (1) year after the termination thereof:

1.

The Executive will not directly or indirectly engage in any business which is in competition with any line of business conducted by the Company during the term of Executive’s employment or any of its Affiliates, including, but not limited to, where such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or sales representative, in any Restricted Territory (defined below);
2.	The Executive will not perform or solicit the performance of services for any customer or client of the Company or any of its Affiliates;
3.

The Executive will not directly or indirectly induce any employee of the Company or any of its Affiliates to (i) engage in any activity or conduct which is prohibited pursuant to this Section 7.01, or (ii) terminate such employee’s employment with the Company or any of its Affiliates.  Moreover, the Executive will not directly or indirectly employ or offer employment (in connection with any business which is in competition with any line of business conducted by the Company or any of its Affiliates) to any person who was employed by the Company or any of its Affiliates unless such person shall have ceased to be employed by the Company or any of its Affiliates for a period of at least twelve (12) months; and

4.	The Executive will not directly or indirectly assist others in engaging in any of the activities which are prohibited under clauses (1)-(3) of this Section 7.01(a) above.

The covenant contained in Section 7.01(a)(1) above is intended to be construed as a series of separate covenants, one for each county, town, city and state or other political subdivision of a Restricted Territory.  For purposes of this At-Will Agreement, “Restricted Territory” means the counties, towns, cities, states or other political subdivisions of any country in which the Company or its Affiliates operates or does business.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding subsections.  If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in such subsections, then such unenforceable covenant (or such part) shall be deemed to be eliminated from this At-Will Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in this Section 7.01 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this At-Will Agreement is an unenforceable restriction against the Executive, the provisions of this At-Will Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.  Alternatively, if any court of competent jurisdiction finds that any restriction contained in this At-Will Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

ARTICLE 8
EQUITABLE RELIEF

Section 8.01.Equitable Relief.  The Executive acknowledges that (a) the covenants contained in Sections 6.01 and 7.01 hereof are reasonable, (b) the Executive’s services are unique, and (c) a breach or threatened breach by her of any of her covenants and agreements with the Company contained in Sections 6.01 or 7.01 hereof could cause irreparable harm to the Company for which it would have no adequate remedy at law.  Accordingly, and in addition to any remedies which the Company may have at law, in the event of an actual or threatened breach by the Executive of her covenants and agreements contained in Sections 6.01 or 7.01 hereof, the Company shall be entitled as a matter of right to an injunction, without a requirement to post bond, out of any court of competent jurisdiction, restraining any violation or further violation of such promises by the Executive or the Executive’s employees, partners or agents.

ARTICLE 9
INDEMNIFICATION

Section 9.01.Indemnification.  The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member,  employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by applicable law and the Company’s certificate of incorporation or bylaws, against all cost, expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if she has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive’s heirs, executors and administrators.

Section 9.02.The Company acknowledges and agrees that the Executive’s Indemnification Agreement dated March 27, 2013 remains in full force and effect following the Effective Date and Executive’s termination of employment.  Nothing in this At-Will Agreement or the waiver and release agreements attached hereto as Exhibit A and B shall diminish the Executive’s rights under the Indemnification Agreement dated March 27, 2013.

Section 9.03.D&O Insurance.  During Executive’s employment, the Company shall keep in place a directors’ and officers’ liability insurance policy (or policies) providing comprehensive coverage to the Executive to the same extent that the Company provides such coverage for any other officer or director of the Company and, following termination of employment, the Executive shall be entitled to such coverage to the same extent that the Company provides such coverage for any other current or former officer or director of the Company.

ARTICLE 10
MISCELLANEOUS

Section 10.01.Remedies.  The Company or the Executive will have all rights and remedies set forth in this At-Will Agreement, all rights and remedies which the Company or the Executive has been granted at any time under any other agreement or contract and all of the rights which the Company or the Executive has under any law, provided that the Executive has not waived such rights by her execution and non-revocation of either of the release and waiver agreements attached as Exhibit A or B to this At-Will Agreement.  The Company or the Executive will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this At-Will Agreement and to exercise all other rights granted by law.  The failure of the Company or the Executive to enforce at any time any provision of this At-Will Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

Section 10.02.Consent to Amendments.  The provisions of this At-Will Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive.  No other course of dealing between the parties to this At-Will Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.  Notwithstanding the foregoing or any provisions of this At-Will Agreement to the contrary, the Company may at any time, with the consent of the Executive, modify or amend any provision of this At-Will Agreement or take any other action, to the extent necessary or advisable to ensure that this At-Will Agreement complies with or is exempt from

Section 409A of the Code and that any payments or benefits under this At-Will Agreement are not subject to interest and penalties under Section 409A of the Code.

Section 10.03.Successors and Assigns.  All covenants and agreements contained in this At-Will Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Executive may not assign her rights or delegate her obligations under this At-Will Agreement without the written consent of the Company.

Section 10.04.Severability.  Whenever possible, each provision of this At-Will Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this At-Will Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this At-Will Agreement.

Section 10.05.Counterparts.  This At-Will Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

Section 10.06.Descriptive Headings.  The descriptive headings of this At-Will Agreement are inserted for convenience only and do not constitute a part of this At-Will Agreement.

Section 10.07.Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this At-Will Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

If to the Executive:	1330 Bennington Avenue, Pittsburgh, PA 15217
If to the Company:	The ExOne Company 127 Industry Boulevard, North Huntingdon, PA 15642 Attn: Chief Executive Officer

Section 10.08.Withholding.  The Company may withhold from any amounts payable under this At-Will Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation, including Executive’s tax liability with respect to any grant of equity, including the 15,000 shares of common stock referenced in Section 1(b) above.

Section 10.09.No Third Party Beneficiary.  This At-Will Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, successors and assigns.

Section 10.10.Entire Agreement.  Except as provided herein, this At-Will Agreement constitutes the entire agreement among the Parties regarding Executive’s employment and supersedes the March 2013 Agreement, any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.  Notwithstanding anything contained herein, the Employee/Independent Contractor Proprietary Information and Assignment of Inventions Agreement dated March 7, 2013; the Indemnification Agreement by and between the Parties dated March 27, 2013; and the Restricted Stock Agreements dated March 11, 2013, December 19, 2014, August 12, 2016; shall not be superseded by this At-Will Agreement and each remains in full force and effect.

Section 10.11.Construction.  The language used in this At-Will Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The use of the word “including” in this At-Will Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation.

Section 10.12.Survival.  Articles 6, 7, 8, 9 and 10 hereof will survive and continue in full force in accordance with their terms notwithstanding any termination of the Executive’s employment, and this At-Will Agreement shall otherwise remain in full force to the extent necessary to enforce any rights and obligations arising hereunder.  The benefits to the Executive contained in Articles 4 and 5 hereof shall survive and continue in full force in accordance with their terms and conditions notwithstanding any termination of the Executive’s employment, provided that within thirty (30) days of the Executive’s termination of employment, the Executive has delivered to the Company a signed waiver and release of claims agreement as contained in Exhibit B, or other version acceptable to the Company, and not revoked such waiver and release agreement as provided for therein.

Section 10.13.GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AT-WILL AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW OF PENNSYLVANIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

Section 10.14.Internal Revenue Code Section 409A.

If any benefit provided under this At-Will Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of this At-Will Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

For purposes of this At-Will Agreement, the Executive shall be considered to have experienced a termination of employment only if the Executive has terminated employment with the Company and all of its controlled group members within the meaning of Section 409A of the Code.  For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. § 1.414(c)-2.  Whether the Executive has terminated employment will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A of the Code.

For purposes of Section 409A, each severance benefit payment shall be treated as a separate payment.  Each payment under this At-Will Agreement is intended to be exempt from Section 409A to the maximum extent provided under Section 409A as follows:

(a) the Employee’s termination date and within the applicable 2 1/2 month period specified in Treas. Reg. § 1.409A-1(b)(4) is intended to be exempt under the short-term deferral exception as specified in Treas. Reg. § 1.409A-1(b)(4); (b) post-termination medical benefits are intended to be exempt under the medical benefits exceptions as specified in Treas. Reg. § 1.409A-1(b)(9)(v)(B); and (c) to the extent payments are made as a result of an involuntary separation, each payment that is not otherwise exempt under the short-term deferral exception or medical benefits exception is intended to be exempt under the involuntary pay exception as specified in Treas. Reg. § 1.409A-1(b)(9)(iii).  The Executive shall have no right to designate the date of any payment under this At-Will Agreement.

With respect to payments subject to Section 409A of the Code (and not exempt therefrom), if any, it is intended that each payment is paid on a permissible distribution event and at a specified time consistent with Section 409A of the Code.  Notwithstanding any provision of this At-Will Agreement to the contrary, to the extent that a payment hereunder is subject to Section 409A of the Code (and not excepted therefrom) and payable on account or a termination of employment, such payment shall be delayed for a period of six months after the date of termination (or, if earlier, the death of the Executive) if the Executive is a “specified employee” (as defined in Section 409A of the Code and determined in accordance with the procedures established by the Company).  Any payment that would otherwise have been due or owing during such 6-month period will be paid immediately following the end of the 6-month period in the month following the month containing the 6-month anniversary of the date of termination.

IN WITNESS WHEREOF, the parties hereto have executed this At-Will Agreement as of the date and year first above written.

The ExOne Company	Executive JoEllen Lyons Dillon
By:

/s/ James L. McCarley	/s/ JoEllen Lyons Dillon
James McCarley Chief Executive Officer

EXHIBIT A

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

WAIVER AND RELEASE AGREEMENT OF CLAIMS PRIOR TO AT-WILL EMPLOYMENT

WAIVER AND GENERAL RELEASE AGREEMENT

THIS WAIVER AND GENERAL RELEASE AGREEMENT (this “Waiver and Release”) is made as of this 4th day of August, 2017, by and between THE EXONE COMPANY and its corporate affiliates, parent and subsidiaries (collectively the “Company”) and JOELLEN LYONS DILLON (the “Executive”).

WHEREAS, the Company and the Executive have mutually agreed to terminate the Executive’s employment agreement dated March 7, 2013, by mutual amendment, and replace it with an at-will employment agreement, freely negotiated by the Parties, wherein the Executive shall be employed as an at-will employee of the Company, effective July 1, 2017 (“At-Will Agreement”);

WHEREAS, the Company desires to employ the Executive on an at-will basis and the Executive agrees to such at-will employment with the Company; and

WHEREAS, the Parties have agreed to sufficient consideration which is hereby acknowledged by the Executive for the Executive to waive and release the Company from any and all claims to compensation, severance, bonuses, benefits or other remuneration under her March 7, 2013 employment agreement and any other claims arising prior to or as of the date of this Waiver and Release.

NOW, THEREFORE, for and in consideration of the Company’s commitments in Article 1 of the At-Will Agreement, and intending to be legally bound, the Executive and the Company hereby agree as follows:

1.(a)  The Executive does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries and parents, and its and their respective officers, directors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, as well as the current and former fiduciaries of any pension, welfare, or other benefit plans applicable to the employees or former employees of the Company, and the current and former welfare and other benefit plans sponsored by the Company (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Executive ever had, now has, or hereafter may have, whether known or unknown, or which the Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date the Executive signs this Waiver and Release, and particularly, but without limitation of the foregoing general terms, any and all terms and conditions of the Executive’s March 7, 2013 employment agreement, any claims arising from or relating in any way to the Executive’s employment relationship with the Company prior to the date of this Waiver and Release, the terms and conditions of her employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker Readjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974, the Pennsylvania Human Relations Act, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs.  This Waiver and Release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b)Although Paragraph 1(a) is intended to be a general release related to Executive’s employment, it is understood and agreed that Paragraph 1(a) excludes claims related to the Executive’s right to receive the payments and benefits described in Article 1, Article 4, Article 5 or any other terms of the At-Will Agreement, as well as claims under any statute or common law that the Executive is legally

1

EXHIBIT A

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

WAIVER AND RELEASE AGREEMENT OF CLAIMS PRIOR TO AT-WILL EMPLOYMENT

barred from releasing, such as the Executive’s entitlement to vested pension benefits.  Notwithstanding any other provision hereof, the Executive shall not release claims that arise after the effective date of the Waiver and Release, any rights the Executive may have to enforce Article 1, Article 4, Article 5  or any other terms of the At-Will Agreement, and claims for which the Executive is entitled to be indemnified under the Indemnification Agreement dated March 2013, the Company’s charter, by-laws or under applicable law or pursuant to the Company’s directors’ and officer’s liability insurance policies.

(c)Nothing herein is intended to or shall preclude the Executive from filing a charge with any appropriate federal, state or local government agency and/or cooperating with said agency in its investigation.  The Executive, however, explicitly waives any right to file a personal lawsuit or receive monetary damages that the agency may recover against the Releasees, without regard as to who brought any said complaint or charge.  Employee further agrees that to the extent any relief, including monetary relief, is awarded in any such proceeding referenced under this subparagraph (c), all amounts paid as consideration under Article 1 of the At-Will Agreement shall be a setoff and credit against any such award to the fullest extent permitted by law.

(d)The Executive represents and agrees by signing below that the Executive has not been denied any leave or benefit requested, has received the appropriate pay for all hours worked for the Company, and has no known workplace injuries or occupational diseases.

(e)To the fullest extent permitted by law, the Executive represents and affirms that (i)  the Executive has not filed or caused to be filed on the Executive’s behalf any claim for relief against any Releasee and, to the best of the Executive’s knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on the Executive’s behalf; and (ii) the Executive has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities.  The Executive agrees to promptly dismiss with prejudice all claims for relief filed before the date the Executive signs this Waiver and Release.

(f)The Company does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Executive from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Waiver and Release,  but only to the extent the Company knows or reasonably should know of such facts or occurrence and only to the extent such claim, demand or cause of action relates to a violation of applicable law or the performance of the Executive’s duties with the Company; provided, however, that this release of claims shall not in any case be effective with respect to any claim by the Company alleging a breach of the Executive’s obligations under this Waiver and Release.

2.The Executive further agrees and recognizes that the Executive’s employment relationship with the Company has been modified to an at-will relationship, and that the Company has no remaining obligations to the Executive under her March 7, 2013 employment agreement.

3.This Waiver and Release and the At-Will Agreement contain the entire agreement between the Company and the Executive relating to the subject matter hereof.  No prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Waiver and Release.  To the extent the Executive has entered into other agreements with the Company that are not in conflict with this Waiver and Release, including, but not limited to the At-Will Agreement, the Employee/Independent Contractor Proprietary Information and Assignment of Inventions Agreement dated March 7, 2013, the Executive’s Indemnification Agreement dated March 27, 2013, and the Restricted Stock Agreements dated March 11, 2013, December 19, 2014 and August 12, 2016, the terms of this Waiver and Release shall not supersede, but shall be in addition to such other agreements.

2

EXHIBIT A

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

WAIVER AND RELEASE AGREEMENT OF CLAIMS PRIOR TO AT-WILL EMPLOYMENT

4.Except as required by law, the Executive agrees not to disclose the terms of this Waiver and Release or the At-Will Agreement to anyone, except the Executive’s spouse, attorney and, as necessary, tax/financial advisor.  Likewise, the Company agrees that the terms of this Waiver and Release will not be disclosed except as may be necessary to obtain approval or authorization to fulfill its obligations hereunder or as required by law.  It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Wavier and Release.

5.Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016.  Notwithstanding any other provision of this Waiver and Release or the provisions contained in any other agreements pertaining to confidentiality that the Executive has signed, the Executive understands that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive:  (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

6.Nothing in this Waiver and Release shall prohibit or restrict the Executive from:  (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

7.The parties agree and acknowledge that the agreement by the Company described herein, and the release of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Executive.

8.The Executive agrees and recognizes that should the Executive materially breach the obligations or covenants set forth in Article 6 or 7 of the At-Will Agreement, the Company will have no further obligation to provide the Executive with the consideration set forth in Articles 1, 4 or 5 of the At-Will Agreement, and will have the right to seek repayment of all consideration paid up to the time of any such breach.  Notwithstanding the foregoing, the Executive acknowledges that if the Executive breaches Article 6 or 7 of the At-Will Agreement, and if the Company terminates or recovers any of the payments or benefits provided under Article 1 of the At-Will Agreement (as provided for in Articles 6 and 7 of the At-Will Agreement), the release provided by Section 1 of this Waiver and Release shall remain valid and enforceable.

9.The Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Waiver and Release, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

10.This Waiver and Release and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

3

EXHIBIT A

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

WAIVER AND RELEASE AGREEMENT OF CLAIMS PRIOR TO AT-WILL EMPLOYMENT

11.The Executive certifies and acknowledges as follows:

(a)That the Executive has read the terms of this Waiver and Release, and that the Executive understands its terms and effects, including the fact that the Executive has agreed to REMISE, RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of the Executive’s employment relationship with the Company through the date of this Waiver and Release; and

(b)That the Executive has signed this Waiver and Release voluntarily and knowingly in exchange for the consideration described herein and in Article 1 of the At-Will Agreement, which the Executive acknowledges is adequate and satisfactory to her and which the Executive acknowledges is in addition to any other benefits to which the Executive is otherwise entitled; and

(c)That the Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Waiver and Release; and

(d)That the Executive does not waive rights or claims that may arise after the date this Waiver and Release is executed; and

(e)That the Company has provided the Executive with a period of twenty-one (21) days within which to consider this Waiver and Release, and that the Executive has signed on the date indicated below after concluding that this Wavier and Release is satisfactory; and

(f)The Executive acknowledges that this Waiver and Release may be revoked within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period.  In the event of a timely revocation by the Executive, this Waiver and Release will be deemed null and void and the Company will have no obligations hereunder or under Articles 1, 4 or 5 of the At-Will Agreement.

4

EXHIBIT A

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

WAIVER AND RELEASE AGREEMENT OF CLAIMS PRIOR TO AT-WILL EMPLOYMENT

Intending to be legally bound hereby, the Executive and the Company executed the foregoing Waiver and Release this 4th day of August, 2017.

JoEllen Lyons Dillon
/s/ JoEllen Lyons Dillon		Witness:	Nancy Bowman
Executive

The ExOne Company
By:	/s/ James L. McCarley	Witness:	Nancy Bowman
Name: James McCarley Title: Chief Executive Officer

5

EXHIBIT B

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

SEPARATION AND RELEASE AGREEMENT

SEPARATION OF EMPLOYMENT AND GENERAL RELEASE AGREEMENT

THIS SEPARATION OF EMPLOYMENT AND GENERAL RELEASE AGREEMENT (this “Separation and Release Agreement”) is made as of this _____ day of ________________, __________, by and between THE EXONE COMPANY and its corporate affiliates, parent and subsidiaries (collectively the “Company”) and JOELLEN LYONS DILLON (the “Executive”).

WHEREAS, the Executive formerly was employed by the Company as Executive Vice President – Strategic Development and Capital Markets, Chief Legal Officer and Corporate Secretary;

WHEREAS, the Executive and Company entered into an At-Will Employment Agreement, dated July 1, 2017 (the “At-Will Agreement”) which provides for certain payments and benefits in the event that the Executive’s employment is terminated by the Company; and

WHEREAS, the Executive’s employment with the Company was terminated qualifying the Executive to receive certain payments and benefits, as set forth in Articles 4 and 5 of the At-Will Agreement, subject to, among other things, the Executive’s execution of this Release as defined therein.

NOW, THEREFORE, for and in consideration of the Company’s commitments in Articles 4 and 5 of the At-Will Agreement, and intending to be legally bound, the Executive and the Company hereby agree as follows:

1.(a)The Executive does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries and parents, and its and their respective officers, directors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, as well as the current and former fiduciaries of any pension, welfare, or other benefit plans applicable to the employees or former employees of the Company, and the current and former welfare and other benefit plans sponsored by the Company (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Executive ever had, now has, or hereafter may have, whether known or unknown, or which the Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date the Executive signs this Separation and Release Agreement, and particularly but without limitation of the foregoing general terms, any claims arising from or relating in any way to the Executive’s employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker Readjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974, the Pennsylvania Human Relations Act, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs.  This Separation and Release Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

(b)Although Paragraph 1(a) is intended to be a general release related to Executive’s employment, it is understood and agreed that Paragraph 1(a) excludes claims related to the Executive’s right to receive the payments and benefits described in Articles 1, 4, 5 or any other term of the At-Will Agreement, as well as claims under any statute or common law that the Executive is legally barred from releasing, such as the Executive’s entitlement to vested pension benefits.  Notwithstanding any other provision hereof, the Executive shall not release claims that the Executive may have against the Company

1

EXHIBIT B

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

SEPARATION AND RELEASE AGREEMENT

for reimbursement of ordinary and necessary business expenses incurred by her during the course of her employment, claims that arise after the effective date of the release in this Separation and Release Agreement, any rights the Executive may have to enforce Article 1, Article 4, Article 5  or any other terms of the At-Will Agreement, and claims for which the Executive is entitled to be indemnified under the Indemnification Agreement dated March 27, 2013, the Company’s charter, by-laws or under applicable law or pursuant to the Company’s directors’ and officer’s liability insurance policies.

(c)Nothing herein is intended to or shall preclude the Executive from filing a charge with any appropriate federal, state or local government agency and/or cooperating with said agency in its investigation.  The Executive, however, explicitly waives any right to file a personal lawsuit or receive monetary damages that the agency may recover against the Releasees, without regard as to who brought any said complaint or charge.  Employee further agrees that to the extent any relief, including monetary relief, is awarded in any such proceeding referenced under this subparagraph (c), all amounts paid as consideration under Articles 4 and 5 of the At-Will Agreement shall be a setoff and credit against any such award to the fullest extent permitted by law.

(d)The Executive represents and agrees by signing below that the Executive has not been denied any leave or benefit requested, has received the appropriate pay for all hours worked for the Company, and has no known workplace injuries or occupational diseases.

(e)To the fullest extent permitted by law, the Executive represents and affirms that (i)  the Executive has not filed or caused to be filed on the Executive’s behalf any claim for relief against any Releasee and, to the best of the Executive’s knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on the Executive’s behalf; and (ii) the Executive has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities.  The Executive agrees to promptly dismiss with prejudice all claims for relief filed before the date the Executive signs this Separation and Release Agreement.

(f)The Company does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Executive from all claims, demands or causes of action arising out of facts or occurrences prior to the date of this Separation and Release Agreement, but only to the extent the Company knows or reasonably should know of such facts or occurrence and only to the extent such claim, demand or cause of action relates to a violation of applicable law or the performance of the Executive’s duties with the Company; provided, however, that this release of claims shall not in any case be effective with respect to any claim by the Company alleging a breach of the Executive’s obligations under this Separation and Release Agreement.

2.The Executive further agrees and recognizes that the Executive’s employment relationship with the Company has been permanently severed, that the Executive shall not seek employment with the Company or any affiliated entity at any time in the future, and that the Company has no obligation to employ the Executive in the future.

3.Except as otherwise provided herein, including in Section 9, the Executive further agrees that the Executive will not disparage or subvert the Company, or make any statement reflecting negatively on the Releasees including, but not limited to, statements relating to the operation or management of the Company, the Executive’s employment and the termination of the Executive’s employment, irrespective of the truthfulness or falsity of such statement.  Except as otherwise provided herein, including in Section 9, the Company agrees and the Company agrees to cause the Company’s then current members of the

2

EXHIBIT B

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

SEPARATION AND RELEASE AGREEMENT

board of directors and executive management team, each to not disparage or subvert the Executive, or make any statement reflecting negatively on the Executive including, but not limited to, statements relating to the Executive’s employment and the termination of the Executive’s employment, irrespective of the truthfulness or falsity of such statement.

4.The Executive acknowledges that if the Executive had not executed this Separation and Release Agreement containing a release of all claims, the Executive would not have been entitled to the payments and benefits set forth in Articles 4 and 5 of the At-Will Agreement.

5.This Separation and Release Agreement and the At-Will Agreement contain the entire agreement between the Company and the Executive relating to the subject matter hereof.  No prior or contemporaneous oral or written agreements or representations may be offered to alter the terms of this Separation and Release Agreement.  To the extent Employee has entered into other agreements with the Company that are not in conflict with this Separation and Release Agreement, including, but not limited to, the Executive’s Indemnification Agreement dated March 27, 2013, the Employee/Independent Contractor Proprietary Information and Assignment of Inventions Agreement dated March 7, 2013, and the Restricted Stock Agreements dated March 11, 2013, December 19, 2014 and August 12, 2016 (and additional restricted stock agreements agreed to by the Parties), the terms of this Separation and Release Agreement shall not supersede, but shall be in addition to such other agreements.

6.Except as required by law, the Executive agrees not to disclose the terms of this Separation and Release Agreement to anyone, except the Executive’s spouse, attorney and, as necessary, tax/financial advisor.  Likewise, the Company agrees that the terms of this Separation and Release Agreement will not be disclosed except as may be necessary to obtain approval or authorization to fulfill its obligations hereunder or as required by law.  It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Separation and Release Agreement.

7.Notice of Immunity under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016.  Notwithstanding any other provision of this Separation and Release Agreement or the provisions contained in any other agreements pertaining to confidentiality that the Executive has signed, the Executive understands that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (i) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit t or other proceeding.  If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive:  (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

8.The Executive represents that the Executive has returned to the Company or destroyed and does not presently have in the Executive’s possession or control any Confidential Information as defined in the At-Will Agreement, records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of the Executive’s prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by the Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates.  In addition, the Executive has or will

3

EXHIBIT B

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

SEPARATION AND RELEASE AGREEMENT

promptly return in good condition any other Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops and computers.  At the Executive’s request, the Company will make reasonable arrangements to transfer cellular phone numbers and personal fax numbers to the Executive.

9.Nothing in this Separation and Release Agreement shall prohibit or restrict the Executive, the Company, or any member of the Company’s board of directors or executive management team from:  (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.

10.The parties agree and acknowledge that the agreement by the Company described herein, and the release of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Executive.

11.The Executive agrees and recognizes that should the Executive materially breach the obligations or covenants set forth in Article 6 or 7 of the At-Will Agreement, the Company will have no further obligation to provide the Executive with the consideration set forth in Articles 4 and 5 of the At-Will Agreement, and will have the right to seek repayment of all consideration paid up to the time of any such breach.  Notwithstanding the foregoing, the Executive acknowledges that if the Executive breaches Article 6 or 7 of the At-Will Agreement, and if the Company terminates or recovers any of the payments or benefits provided under Articles 4 and 5 of the At-Will Agreement (as provided for in Articles 6 and 7 of the At-Will Agreement), the release provided by Section 1 of this Separation and Release Agreement shall remain valid and enforceable.

12.The Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Separation and Release Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.  The Company further agrees that the Executive shall be entitled to preliminary and permanent injunctive relief for Executive’s claims under this Separation and Release Agreement where there is no adequate remedy at law, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from such violations of this Waiver and Release, which rights shall be cumulative and in addition to any other rights or remedies to which the Executive may be entitled.

13.This Separation and Release Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

14.The Executive certifies and acknowledges as follows:

(a)That the Executive has read the terms of this Separation and Release Agreement, and that the Executive understands its terms and effects, including the fact that the Executive has agreed to REMISE, RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of

4

EXHIBIT B

EXECUTIVE AT-WILL EMPLOYMENT AGREEMENT

SEPARATION AND RELEASE AGREEMENT

the Executive’s employment relationship with the Company and the termination of that employment relationship; and

(b)That the Executive has signed this Separation and Release Agreement voluntarily and knowingly in exchange for the consideration described herein, which the Executive acknowledges is adequate and satisfactory to her and which the Executive acknowledges is in addition to any other benefits to which the Executive is otherwise entitled; and

(c)That the Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Separation and Release Agreement; and

(d)That the Executive does not waive rights or claims that may arise after the date this Separation and Release Agreement is executed; and

(e)That the Company has provided the Executive with a period of twenty-one (21) days within which to consider this Separation and Release Agreement, and that the Executive has signed on the date indicated below after concluding that this Separation and Release Agreement is satisfactory; and

(f)The Executive acknowledges that this Separation and Release Agreement may be revoked within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period.  In the event of a timely revocation by the Executive, this Separation and Release Agreement will be deemed null and void and the Company will have no obligations hereunder or under Articles 4 and 5 of the At-Will Agreement.

Intending to be legally bound hereby, the Executive and the Company executed the foregoing Separation of Employment and General Release Agreement this _____ day of _______, ____.

JoEllen Lyons Dillon
Witness:
Executive
The ExOne Company

By:	Witness:
Name: James McCarley Title: Chief Executive Officer

5